Exhibit 99.3

RAYMOND JAMES FINANCIAL, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

On January 11, 2012, Raymond James Financial, Inc. (“RJF”) entered into a stock purchase agreement (the “SPA”) to acquire all of the issued and outstanding shares of capital stock of Morgan Keegan & Company, Inc. (“Morgan Keegan & Company”) and MK Holding, Inc. (“MK Holding”) from Regions Financial Corporation (“Regions”). On April 2, 2012 (the “Closing Date”), RJF completed the acquisition for total consideration of approximately $1.2 billion in cash. The purchase price is subject to final determination of tangible book value as of the Closing Date and a potential downward adjustment if certain revenue retention hurdles are not met as of July 1, 2012. The acquisition was financed by RJF through a combination of existing cash on hand, the proceeds from a $350 million senior note offering and a $250 million senior note offering which were both completed in March 2012 and the proceeds from a February 2012 issuance of 11,075,000 shares of common stock. Morgan Keegan & Company, MK Holding and their respective subsidiaries are referred to as “Morgan Keegan.”

RJF is accounting for the acquisition through application of the acquisition method whereby the assets acquired and liabilities assumed as of the Closing Date, including identifiable intangible assets such as customer relationships, non-compete agreements, non-solicitation agreements, trade names, and developed technologies, are recorded at their estimated fair value. The excess of the consideration paid over the fair value of the identifiable assets acquired and liabilities assumed is recognized as goodwill, which will not be amortized but will be subject to an annual, if not more frequent, impairment test.

The unaudited pro forma condensed combined consolidated statement of financial condition is presented as if the acquisition had occurred on March 31, 2012. In preparing the unaudited pro forma condensed combined consolidated statements of operations, certain historical information for Morgan Keegan, which had a calendar year-end, was recast to a reportable period comparable to RJF’s fiscal reporting period (RJF reports on a September 30 fiscal year end basis). The unaudited pro forma condensed combined consolidated statement of operations for the twelve month period is presented as if the acquisition had occurred on October 1, 2010. In preparing the twelve month pro forma condensed combined consolidated statement of operations, we elected to use historical information for Morgan Keegan for its twelve month period ended December 31, 2011 because Morgan Keegan’s calendar year end is within 93 days of RJF’s fiscal year end. The unaudited pro forma condensed combined consolidated statement of operations for the six month period ended March 31, 2012 is presented as if the acquisition had occurred on October 1, 2011. Morgan Keegan’s results for the six month period ended March 31, 2012 presented in the interim pro forma condensed combined consolidated statement of operations included herein was computed by taking its results for the twelve months ended December 31, 2011, subtracting the results for the nine months ended September 30, 2011 and adding its results for the three months ended March 31, 2012. As a result, both the six month and the twelve month unaudited pro forma condensed combined consolidated statements of operations include Morgan Keegan’s results for the quarter ended December 31, 2011.

The unaudited pro forma condensed combined consolidated financial statements should be read in conjunction with the historical financial statements of: RJF, which are included in its Annual Report on Form 10-K for the year ended September 30, 2011 and its Quarterly Report on Form 10-Q for the three and six months ended March 31, 2012; and the separate historical financial statements of Morgan Keegan as of December 31, 2011, 2010 and 2009 and for the years then ended which are included in Exhibits 99.1 and 99.2 of this Current Report on Form 8-K/A.

The historical financial information included in the unaudited pro forma condensed combined consolidated statements of operations have been adjusted to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable and (3) expected to have a continuing impact on the combined results of RJF and Morgan Keegan. The unaudited pro forma condensed combined consolidated statement of financial condition includes adjustments which give effect to events that are (1) directly attributable to the acquisition and (2) factually supportable.

The pro forma adjustments are each described within the accompanying notes to the unaudited pro forma condensed combined consolidated financial statements. These pro forma adjustments include an adjustment (refer to pro forma adjustment (n) described herein) related to Morgan Keegan’s goodwill impairment loss that was included in their historical six and twelve month statement of operations since this goodwill impairment loss meets the conditions described above. The unaudited pro forma condensed combined consolidated financial statements do not reflect any operating efficiencies, cost savings or revenue enhancements that may be achieved by the combined companies. In addition, certain nonrecurring expenses expected to be incurred within the first twelve months after the acquisition, such as severance costs or expenses associated with planned integration activities, are also not reflected in the accompanying unaudited pro forma condensed combined consolidated financial statements. Certain infrequent or nonrecurring expenses included in the historical financial statements, specifically RJF’s loss on auction rate securities repurchased which is included in its fiscal year ended September 30, 2011 financial statements, have not been eliminated in arriving at the pro forma results (however, refer to pro forma footnote (p) described herein for a quantification of the effect of this item on the results of the pro forma twelve month statement of operations).

RJF is reviewing Morgan Keegan’s accounting policies to determine what changes are necessary in order to harmonize any differences in accounting policies. These unaudited pro forma condensed combined consolidated financial statements do not assume any material differences in accounting policies.

These unaudited pro forma condensed combined consolidated financial statements are preliminary and are provided for informational purposes only and are not indicative of what the actual results of operations and financial position would have been had the acquisition taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined companies. The pro forma adjustments are based on information available as of the date of this Current Report on Form 8-K/A. No adjustments have been provided in these unaudited pro forma condensed combined consolidated financial statements for any adjustments that may arise from the outcome of the final determination of the Closing Date tangible book value or any potential downward adjustment of the purchase price if certain revenue retention hurdles are not met as of July 1, 2012. The determinations of the value of certain identifiable intangible assets reflected herein are preliminary. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. These preliminary assumptions and estimates are subject to change as RJF finalizes the valuations of the assets acquired and liabilities assumed in connection with the acquisition. Therefore, final adjustments may differ from the pro forma adjustments presented herein.

RAYMOND JAMES FINANCIAL, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED

STATEMENT OF FINANCIAL CONDITION

As of March 31, 2012

(in thousands)

	Historical		Pro Forma		Pro Forma
	RJF	Morgan Keegan	Adjustments		Combined
ASSETS:
Cash and cash equivalents	$2,875,858	$114,443	$(1,146,759)	a, c, i	$1,843,542
Assets segregated pursuant to regulations and other segregated assets	3,458,364	125,200	-		3,583,564
Securities purchased under agreements to resell and other collateralized financings	340,158	166,604	-		506,762
Financial instruments, at fair value	1,327,852	828,244	-		2,156,096
Brokerage client receivables, net	1,671,078	365,567	-		2,036,645
Bank loans, net	7,445,828	-	-		7,445,828
Other receivables	913,962	306,238	135,662	a	1,355,862
Property and equipment, net	181,752	28,540	-		210,292
Other assets	988,600	727,046	284,000	i, k	1,999,646
Goodwill	71,924	-	146,000	i	217,924

TOTAL ASSETS	$19,275,376	$2,661,882	$(581,097)		$21,356,161

LIABILITIES:
Trading instruments sold but not yet purchased, at fair value	$80,423	$216,094	$-		$296,517
Securities sold under agreements to repurchase	137,026	368,782	-		505,808
Brokerage client payables	4,751,071	372,598	-		5,123,669
Bank deposits	7,913,846	-	-		7,913,846
Trade payables and other liabilities	966,516	583,186	195,077	i, k	1,744,779
Other borrowings	349,600	-	-		349,600
Accrued compensation, commissions and benefits	364,409	145,048	-		509,457
Loans payable of consolidated variable interest entities	90,950	-	-		90,950
Corporate debt and other borrowings	1,205,664	-	200,000	c	1,405,664

TOTAL LIABILITIES	15,859,505	1,685,708	395,077		17,940,290

EQUITY:
Preferred stock	-	-	-		-
Common stock	1,396	18,378	(18,378)	i	1,396
Additional paid in capital	974,893	659,265	(659,265)	i	974,893
Retained earnings	2,222,857	298,531	(298,531)	i	2,222,857
Treasury stock, at cost	(114,608)	-	-		(114,608)
Accumulated other comprehensive income	3,315	-	-		3,315

Total equity attributable to controlling interests	3,087,853	976,174	(976,174)		3,087,853
Noncontrolling interests	328,018	-	-		328,018

TOTAL EQUITY	3,415,871	976,174	(976,174)		3,415,871

TOTAL LIABILITIES AND EQUITY	$19,275,376	$2,661,882	$(581,097)		$21,356,161

See notes to unaudited pro forma condensed combined consolidated financial statements.

RAYMOND JAMES FINANCIAL, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED

STATEMENT OF OPERATIONS

For the twelve month period ended:

(in thousands, except share and per share amounts)

	Historical
	RJF	Morgan Keegan
	September 30, 2011	December 31, 2011	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Securities commissions and fees	$2,190,436	$223,859	$520,825	g	$2,935,120
Investment banking	251,183	221,101	(88,216)	g	384,068
Investment advisory fees	216,750	-	-		216,750
Investment management fees	-	101,097	(101,097)	g	-
Principal transactions	-	365,113	(365,113)	g	-
Interest	392,318	35,716	286	g	428,320
Account and service fees	286,523	-	24,174	g	310,697
Net trading profits	27,506	-	45,041	g	72,547
Other	35,170	82,427	(35,900)	g	81,697

Total revenues	3,399,886	1,029,313	-		4,429,199

Interest expense	65,830	5,602	44,761	d,e,f	116,193

Net revenues	3,334,056	1,023,711	(44,761)		4,313,006

Non-interest expenses:
Compensation, commissions and benefits	2,270,735	633,774	31,539	b, h	2,936,048
Communications and information processing	137,605	67,291	-		204,896
Occupancy and equipment costs	108,600	47,519	-		156,119
Clearance and floor brokerage	38,461	13,924	-		52,385
Business development	94,875	20,512	-		115,387
Investment sub-advisory fees	30,100	-	-		30,100
Bank loan loss provision	33,655	-	-		33,655
Loss on auction rate securities repurchased	41,391	-	-	p	41,391
Goodwill impairment loss	-	544,608	(544,608)	n	-
Taxes, other than income taxes	-	30,116	(30,116)	g	-
Other	127,889	116,187	46,306	g, j	290,382

Total non-interest expenses	2,883,311	1,473,931	(496,879)		3,860,363

Income including noncontrolling interests and before provision for income taxes	450,745	(450,220)	452,118		452,643

Income tax provision (benefit)	182,894	(9,427)	(35,146)	o	138,321

Net income (loss) including noncontrolling interests	267,851	(440,793)	487,264		314,322
Net loss attributable to noncontrolling interests	(10,502)	-	-		(10,502)

Net income (loss)	$278,353	$(440,793)	$487,264		$324,824

Net income per common share - basic	$2.20				$2.36

Net income per common share - diluted	$2.19				$2.35

Weighted-average common shares outstanding - basic	122,448		11,075	l	133,523

Weighted-average common and common equivalent shares outstanding - diluted	122,836		11,075	l	133,911

See notes to unaudited pro forma condensed combined consolidated financial statements.

RAYMOND JAMES FINANCIAL, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED

STATEMENT OF OPERATIONS

For the six month period ended March 31, 2012

(in thousands, except share and per share amounts)

	Historical		Pro Forma		Pro Forma
	RJF	Morgan Keegan	Adjustments		Combined
Revenues:
Securities commissions and fees	$1,069,861	$100,424	$255,943	g	$1,426,228
Investment banking	97,290	109,109	(45,907)	g	160,492
Investment advisory fees	107,774	-	-		107,774
Investment management fees	-	49,631	(49,631)	g	-
Principal transactions	-	210,588	(210,588)	g	-
Interest	210,948	15,771	113	g	226,832
Account and service fees	149,865	-	14,953	g	164,818
Net trading profits	22,322	-	48,081	g	70,403
Other	30,610	29,516	(12,964)	g	47,162

Total revenues	1,688,670	515,039	-		2,203,709

Interest expense	33,956	2,038	20,617	d, e, f	56,611

Net revenues	1,654,714	513,001	(20,617)		2,147,098

Non-interest expenses:
Compensation, commissions and benefits	1,138,513	348,452	15,730	b, h	1,502,695
Communications and information processing	81,308	36,077	-		117,385
Occupancy and equipment costs	53,168	23,580	-		76,748
Clearance and floor brokerage	16,524	6,852	-		23,376
Business development	55,221	9,144	-		64,365
Investment sub-advisory fees	13,705	-	-		13,705
Bank loan loss provision	12,610	-	-		12,610
Acquisition related expenses	19,604	-	(19,604)	m	-
Goodwill impairment loss	-	544,608	(544,608)	n	-
Taxes, other than income taxes	-	7,414	(7,414)	g	-
Other	51,511	45,054	15,509	g, j	112,074

Total non-interest expenses	1,442,164	1,021,181	(540,387)		1,922,958

Income including noncontrolling interests and before provision for income taxes	212,550	(508,180)	519,770		224,140

Income tax provision (benefit)	86,154	(6,120)	(9,439)	o	70,595

Net income (loss) including noncontrolling interests	126,396	(502,060)	529,209		153,545
Net loss attributable to noncontrolling interests	(9,798)	-	-		(9,798)

Net income (loss)	$136,194	$(502,060)	$529,209		$163,343

Net income per common share - basic	$1.05				$1.19

Net income per common share - diluted	$1.05				$1.18

Weighted-average common shares outstanding - basic	126,201		8,337	l	134,538

Weighted-average common and common equivalent shares outstanding - diluted	126,989		8,337	l	135,326

See notes to unaudited pro forma condensed combined consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share amounts or where otherwise indicated)

PRO FORMA ADJUSTMENTS

The following pro forma adjustments are included in the unaudited pro forma condensed combined consolidated statements of operations and the unaudited pro forma condensed combined statement of financial condition.

(a)	Reflects the funding of loans made for retention purposes to certain Morgan Keegan financial advisors as a direct result of the acquisition.

(b)

Reflects the estimate of the incremental annual bonus expense resulting from the bonus agreements made for retention purposes to certain Morgan Keegan financial advisors made in conjunction with item (a) above. The estimated additional compensation expense is $19.4 million and $9.7 million for the twelve month and six month pro forma periods, respectively.

(c)

In connection with the acquisition, on April 2, 2012, certain subsidiaries of RJF (the “Borrowers”) entered into a credit agreement (the “Regions Credit Agreement”) with Regions Bank, an Alabama banking corporation (the “Lender”). The Regions Credit Agreement provides for a $200 million loan to be made by the Lender to the Borrowers, which is secured by, subject to certain exceptions, all of the Borrowers’ personal property, including (i) all present and future auction rate securities owned by any Borrower, (ii) all equity interests issued by the Borrowers, and (iii) all present and future equity interests and debt securities owned by any Borrower. The loan matures on April 2, 2015 and bears interest at a monthly variable rate of LIBOR plus 2.75%.

The pro forma adjustment reflects the cash proceeds received from the Lender and the liability incurred by the Borrower under the Regions Credit Agreement.

(d)

Reflects the estimate of the incremental interest expense associated with the Regions Credit Agreement described in note (c) above. This estimated additional interest expense is $6 million and $3 million for the twelve month and six month pro forma periods, respectively, assuming LIBOR to be 0.24% (the actual rate as of May 18, 2012) in the pro forma periods presented. If LIBOR were to increase by 1/8% (or .125%), the pro forma annual interest expense would increase by $250 thousand.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS—(continued)

(e)

In March 2012, RJF issued $350 million of 6.9% senior notes due in 2042, as part of its financing of the acquisition. There is no pro forma adjustment to the statement of financial condition as this debt is already reflected in RJF’s March 31, 2012 balances. This adjustment reflects the estimate for the incremental interest expense and the amortization of debt issuance costs associated with this financing (computed as the annual amount less any portion included within the respective pro forma statement of operations). The estimated incremental expense is $24.5 million and $10.7 million for the twelve month and six month pro forma periods, respectively.

(f)

In March 2012, RJF issued $250 million of 5.625% senior notes due in 2024, as part of its financing of the acquisition. There is no pro forma adjustment to the statement of financial condition as this debt is already reflected in RJF’s March 31, 2012 balances. This adjustment reflects the estimate of the incremental interest expense, the amortization of the discount and amortization of the debt issuance costs associated with this financing (computed as the annual amount less any portion included within the respective pro forma statement of operations). The estimated incremental expense is $14.3 million and $7 million for the twelve month and six month pro forma periods, respectively.

(g)

Morgan Keegan and RJF report certain revenues, and certain expenses, within different financial statement line items on their respective financial statements. In the pro forma statement of operations, the historical classifications were maintained for each respective entity. These adjustments reclassify Morgan Keegan’s revenues and expenses to be presented on a substantially consistent basis using RJF’s classification practices in the pro forma results. The sum of these adjustments net to $0 on each of the respective twelve month and six month pro forma statements of operations.

(h)

As a direct result of the acquisition, RJF issued approximately 1.5 million restricted stock units (“RSUs”) to certain executives and key revenue producers for retention purposes. RJF recognizes compensation expense for these awards over the requisite service period using the straight-line method. The estimated expense is $12.2 million and $6.1 million for the twelve month and six month pro forma periods, respectively.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS—(continued)

(i)	The preliminary Closing Date purchase price and the estimated purchase price allocation is as follows:

Total cash consideration paid to Regions on the Closing Date	$1,211,097
Less: Estimated tangible net book value of acquired assets	(981,097)

Premium paid over estimated tangible net book value of acquired assets	230,000
Less: Preliminary estimate of identifiable intangible assets	(84,000)

Preliminary estimate of goodwill	$146,000

This estimate is based upon preliminary information, and does not include any adjustments to the purchase price that may result from either the final determination of the Closing Date tangible net book value, any downward adjustment of the purchase price that may arise if certain revenue retention hurdles are not met as of July 1, 2012, or the final determinations of the value of certain identifiable intangible assets.

The pro forma adjustment reflects the cash paid at closing as reflected above, the elimination of Morgan Keegan’s equity, a $718 thousand payable arising as of the Closing Date, and the recording of the identifiable intangible asset and goodwill balances reflected above, all of which result from the application of the acquisition method of accounting.

(j)	The preliminary estimates of the identifiable intangible asset components, amounts, and useful lives are as follows:

Description of identifiable intangible asset	Amount	Useful life (in years)
Customer relationships	$51,000	11.92
Non-solicitation agreements	11,000	5.00
Technology	11,000	5.00
Non-compete agreements	7,000	2.00
Trade names	4,000	1.00

Total	$84,000

The pro forma adjustment reflects a preliminary estimate of the annual amortization expense associated with the identifiable intangible assets reflected in note (i) above. The preliminary estimated expense is $16.2 million and $8.1 million for the twelve month and six month pro forma periods, respectively.

(k)

The terms of the SPA provide that Regions is indemnifying RJF for losses incurred in connection with any litigation or similar matters relating to pre-closing actions of Morgan Keegan. This adjustment reflects the preliminary estimated value of the indemnification asset which will ultimately be payable to RJF by Regions, and the related liability pertaining to such legal matters. On the Closing Date, the tangible net book value of Morgan Keegan includes a liability related to legal matters of approximately $50 million, which is included on Morgan Keegan’s March 31, 2012 statement of financial condition.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS—(continued)

(l)

Reflects adjustments to the shares utilized in the earnings per share (“EPS”) calculation resulting from 11,075,000 shares of common stock RJF issued in February 2012 as a component of its financing of the acquisition. This adjustment to the weighted average shares outstanding reflects the impact of the 11,075,000 additional shares issued as if they had been outstanding for the entirety of the twelve or six month pro forma periods, as applicable, for purposes of the pro forma EPS calculation. The adjusted share amount is computed as 11,075,000 shares less the quantity of newly issued weighted-average shares already reflected in the respective twelve or six month RJF historical EPS.

No adjustment to the March 31, 2012 pro forma statement of financial condition is required as the impact of the February 2012 equity offering is already reflected in RJF’s March 31, 2012 balances.

(m)

Reflects an adjustment to eliminate the acquisition related expenses included in RJF’s six month statement of operations for the period ended March 31, 2012 related to its acquisition of Morgan Keegan. These acquisition related expenses include financial advisory fees, acquisition bridge financing facility fees, severance, legal, travel and other incremental expenses directly related to RJF’s acquisition of Morgan Keegan.

(n)

Reflects an adjustment to eliminate the goodwill impairment loss included in Morgan Keegan’s historical six and twelve month statements of operations. The acquisition of Morgan Keegan by RJF directly affects this nonrecurring charge. Since the pro forma adjustments present information as if the acquisition had occurred on the first day of the respective reporting periods and the effect of these pro forma adjustments reflect the recording of Morgan Keegan’s assets and liabilities at fair value, the need for the historical impairment charge is negated in these pro forma statements of operations.

(o)

Reflects the tax effects of the pro forma adjustments, based on an estimated tax rate of 38% (which approximates the rate RJF utilized for its six month period ended March 31, 2012), and an adjustment to the income tax provision related to Morgan Keegan’s non-taxable goodwill impairment loss. The computation of the income tax provision associated with the pro forma adjustments is as follows:

	Six month pro forma	Twelve month pro forma
Effect of all pro forma adjustments on pre-tax income	$519,770	$452,118
Less: goodwill impairment loss pro forma elimination adjustment described in note (n) above which is not taxable	(544,608)	(544,608)

Effect of pro forma adjustments on pre-tax income (loss) net of pro forma goodwill impairment adjustment	(24,838)	(92,490)
Estimated tax rate	38%	38%

Income tax benefit of pro forma adjustments	$(9,439)	$(35,146)

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS—(continued)

(p)

The historical loss on auction rate securities reflected in RJF’s twelve month statement of operations represents an infrequent, nonrecurring item that is not directly affected by the acquisition. No adjustment has been made to the twelve month pro forma statement of operations for this item.

However, if the pro forma statement of operations was adjusted for this infrequent, nonrecurring item, the pro forma results would have been as follows:

For the twelve months ended
Income including noncontrolling interests and before provision for income taxes	$494,034
Income tax provision	154,050

Net income including noncontrolling interests	339,984
Net loss attributable to noncontrolling interests	(10,502)

Net income	$350,486

Net income per common share – basic	$2.55

Net income per common share – diluted	$2.54